UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2017 (May 13, 2017)

Katy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-05558 (Commission File Number)	75-1277589 (IRS Employer Identification No.)

11840 Westline Industrial Drive, Suite 200
St Louis, Missouri 63146
(Address of principal executive offices)

(314) 656-4321
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01      Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the DIP Financing Agreement (as defined below) and the Asset Purchase Agreement (as defined below) is incorporated herein by reference.

Item 1.03. Bankruptcy or Receivership.

On May 14, 2017 (the “Petition Date”), Katy Industries, Inc. (the “Company”) and certain of its wholly-owned direct and indirect domestic subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). These cases (the “Chapter 11 Cases”) are being jointly administered under the caption “In re Katy Industries, Inc., et al. “, Case No. 17-11101. The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Chapter 11 Cases, the Debtors filed various “first day”  motions seeking Bankruptcy Court approval, including, without limitation, approval  of debtor-in-possession financing on the terms set forth in that certain Debtor-in-Possession Credit and Security Agreement, dated as of May 17, 2017 (the “DIP Financing Agreement”), by and among the Company, Continental Commercial Products, LLC, FTW Holdings, Inc., Fort Wayne Plastics, Inc., 2155735 Ontario Inc. and CCP Canada Inc., as borrowers (collectively, the “Borrowers”), and Jansan Acquisition, LLC as lender (“Lender”).  The DIP Financing Agreement provides for a junior secured debtor-in-possession term loan financing facility (the “DIP Financing”) in an aggregate amount of up to $7.5 million.  The DIP Financing will become available upon the satisfaction of customary conditions precedent thereto, including the entry of an order of the Bankruptcy Court approving the DIP Financing on an interim basis, which such interim approval was sought and granted by entry of an interim order dated as of May 16, 2017.

The proceeds of the DIP Financing will be used by the Company for (i) general working capital and operational expenses; (ii) administration of the Chapter 11 Cases; and (iii) costs, expenses, and all other payment amounts contemplated in the DIP Financing Agreement), in any such case, in accordance with a 13-week cash flow and operating forecast in form and substance approved by the Lender (subject to any variances permitted by the DIP Financing Agreement).

The maturity date of the loans made under the DIP Financing is the earliest to occur of: (i) 150 days following the Petition Date, (ii) the date of the closing of the Asset Sale (as defined below), (iii) 45 days following the Petition Date if final cash collateral order and the final financing order have not been entered by the Bankruptcy Court, (iv) the acceleration of any portion of the loans made under the DIP Financing Agreement and the termination of the Lender’s commitment to make such loans upon the occurrence of an event of default under the DIP Financing Agreement and (v) the effective date of any plan of reorganization that is filed in the Chapter 11 Cases and confirmed pursuant to an order entered by the Bankruptcy Court. The outstanding principal on the loans under the DIP Financing will bear interest at a rate of 15% per annum payable monthly in cash in arrears.

Pursuant to the terms of the DIP Financing Agreement, the subsidiaries of the Borrowers (the “Guarantors,” and, together with the Borrowers, the “Credit Parties”) other than certain “Inactive Subsidiaries” (as defined in the DIP Financing Agreement) will guarantee the obligations of the Borrowers under the DIP Financing. Subject to certain exceptions, the DIP Financing will be secured by a second priority perfected priming security interest in all of the assets of each Credit Party. The security interests and liens are subject only to certain carve-outs and certain permitted liens (including the liens in favor of Encina Business Credit SPV, LLC, in its capacity as first lien agent (together with its successors and assigns, the “Prepetition First Lien Agent”) under that certain credit and security agreement, dated as of November 16, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition First Lien Credit Agreement”), among the Borrowers, the lenders party to such agreement, and the Prepetition First Lien Agent), as set forth in the DIP Financing Agreement.

The DIP Financing is subject to certain customary covenants and events of default as set forth in the DIP Financing Agreement.

The foregoing description of the DIP Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Financing Agreement filed hereto as Exhibit 10.1.

On the Petition Date, the Company and certain of its subsidiaries (together, the “Sellers”) entered into a “stalking horse” Asset Purchase Agreement (the “Asset Purchase Agreement”) with Jansan Acquisition, LLC (in such capacity, the “Purchaser”) pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Company (such assets, the “Assets,” and such transaction, the “Asset Sale”).   The Sellers have sought the Bankruptcy Court’s approval of the Purchaser as the “stalking horse” bidder in an auction of the Assets under Section 363 of the Bankruptcy Code. If approved by the Bankruptcy Court as the stalking horse bidder, the Purchaser’s offer to purchase the Assets, as set forth in the Asset Purchase Agreement, would be the standard by which any other bids to purchase the Assets would be evaluated.

Pursuant to the terms of the Asset Purchase Agreement, the Lender agreed, subject to the terms and conditions of the Asset Purchase Agreement, to acquire the Assets from the Sellers in exchange for (i) the assumption of the Encina Obligations (as defined in the Asset Purchase Agreement); (ii) a credit bid of the amount outstanding under the proposed $7.5 million DIP Financing Agreement; (iii) a credit bid of all outstanding amounts due and owing under the second lien credit agreement; and (iv) the assumption of certain additional liabilities. The consummation of the Asset Sale is subject to certain customary conditions precedent as specified in the Asset Purchase Agreement. The Asset Purchase Agreement also provides for a break-up fee and expense reimbursement payable to the Purchaser upon the occurrence of certain events.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Financing Agreement filed hereto as Exhibit 2.1.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 of this Current Report on Form 8-K constituted an event of default under the Prepetition First Lien Credit Agreement and that certain second lien credit and security agreement, dated as of April 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition Second Lien Credit Agreement”), by and among the Borrowers, as borrowers or guarantors, and Victory Park Management, LLC, in its capacity as second lien agent (in such capacity, together with its successors and assigns, the “Prepetition Second Lien Agent”; the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement are collectively referred to as, the “Prepetition Debt Documents”).  Each of the Prepetition Debt Documents provides that as a result of the commencement of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable.  The Company believes that any efforts to enforce such payment obligations under the Prepetition Debt Documents are stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Prepetition Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

The information set forth or incorporated in Item 1.03 is also incorporated by reference in this Item 2.04.

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

Effective May 13, 2017, Mr. Robert W. Zimmer was appointed Chief Financial Officer by the Special Committee of the Company through the Action by Unanimous Written Consent of the Members of the Special Committee of the Board of Directors of Katy Industries, Inc.

Item 7.01. Regulation FD Disclosure.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at http://www.jndla.com/cases/katyindustries.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01. Other Events.

On May 14, 2017, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company does not expect to be able to distribute any proceeds from the Asset Sale to equity holders.  The Company’s stockholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for shares of the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders in the reorganization. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement dated May 14, 2017 by and among Katy Industries, Inc., Continental Commercial Products, LLC, FTW Holdings, Inc., Fort Wayne Plastics, Inc. and Jansan Acquisition, LLC
10.1

Debtor-In-Possession Credit and Security Agreement dated as of May 17, 2017 among Katy Industries, Inc., Continental Commercial Products, LLC, FTW Holdings, Inc., Fort Wayne Plastics, Inc., 2155735 Ontario Inc., CCP Canada Inc. and Jansan Acquisition, LLC

99.1	Press Release dated May 14, 2017

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Any forward-looking statements herein are made as of the date of this filing, and the Company undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the quarterly period ended July 1, 2016. Among the factors that could cause future results to differ materially from those provided in this Current Report on Form 8-K are: (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, (ii) the ability of the Company and its subsidiaries to consummate the transactions contemplated by the Asset Purchase Agreement, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Chapter 11 Cases, (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the transactions contemplated by the Asset Purchase Agreement, (vii) the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations, (viii) the ability to operate the Company’s business and consummate the transactions contemplated by the Plan, (ix) the transactions contemplated by the DIP Credit Agreement and the Plan being subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; (x) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties, (xi) the Company’s ability to maintain contracts, trade credit and other customer, joint venture partner and/or vendor relationships that are essential to the Company’s operations, and (xii) the Company’s ability to retain key executives and employees, and (xiii) the factors discussed in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the quarterly period ended July 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.

Dated: May 18, 2017	/s/ Robert Guerra
	By:	Robert Guerra
	Its:	President and Chief Executive Officer